                                                                    EXHIBIT 12.1

               Computation of Ratio of Earnings to Fixed Charges

                                                                          Year ended December 31,
                                                  --------------------------------------------------------------------------
                                                      1993           1994           1995           1996           1997
                                                      ----           ----           ----           ----           ----
                                                                           (dollars in thousands)
Fixed Charges:

     Interest on debt and capitalized leases        $  1,433       $  2,452       $  3,471       $  3,168       $  3,986
     Interest element of rentals                         865            962          1,011          1,057          1,517

                                                    --------       --------       --------       --------       --------
     Total                                          $  2,298       $  3,414       $  4,482       $  4,225       $  5,503
                                                    ========       ========       ========       ========       ========

Earnings:

     Pretax Income                                  $  2,942       $  2,921       $  4,379       $  5,589       $  6,391
     Addback: fixed charges                            2,298          3,414          4,482          4,225          5,503

                                                    --------       --------       --------       --------       --------
     Total                                          $  5,240       $  6,335       $  8,861       $  9,814       $ 11,894
                                                    ========       ========       ========       ========       ========

Ratio of Earnings to Fixed Charges                      2.28           1.86           1.98           2.32           2.16
                                                    ========       ========       ========       ========       ========



                                             Nine Months ended September 30,
                                             -------------------------------
                                                         1998
                                                         ----

Fixed Charges:

     Interest on debt and capitalized leases          $ 11,699
     Interest element of rentals                         3,693

                                                      --------
     Total                                            $ 15,392
                                                      ========

Earnings:

     Pretax Income                                    $ 25,973
     Addback: fixed charges                             15,392

                                                      --------
     Total                                            $ 41,365
                                                      ========

Ratio of Earnings to Fixed Charges                        2.69
                                                      ========